                                                                    EXHIBIT 99.2



                                MERGER AGREEMENT


                                      AMONG


                                 FIRST BANCORP,

                                   FIRST BANK,

                        FIRST SAVINGS BANCORP, INC., AND

                  FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB








                          Dated as of December 15, 1999

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

                                                     ARTICLE I

                                                   DEFINED TERMS

1.1      Definitions..............................................................................................1

                                                    ARTICLE II

                                            THE HOLDING COMPANY MERGER;

                                     CONVERSION AND EXCHANGE OF COMPANY SHARES

2.1      The Holding Company Merger...............................................................................8
2.2      Company Shares...........................................................................................9
2.3      Merger Consideration.....................................................................................9
2.4      Closing Payment.........................................................................................10
2.5      Exchange Procedures.....................................................................................10
2.6      Conversion of Stock Options and Warrants................................................................11

                                                    ARTICLE III

                                                 THE BANK MERGER;

                                  CONVERSION AND EXCHANGE OF COMPANY BANK SHARES

3.1      The Bank Merger.........................................................................................12
3.2      Company Bank Shares.....................................................................................12

                                                    ARTICLE IV

                                                    THE CLOSING

4.1      Closing.................................................................................................13
4.2      Deliveries by the Company Parties.......................................................................13
4.3      Deliveries by the Buyer.................................................................................13

                                                     ARTICLE V

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1      Organization, Standing and Power........................................................................14
5.2      Authority; No Conflicts.................................................................................14
5.3      Capital Stock; Subsidiaries.............................................................................15
5.4      SEC Filings; Company Financial Statements...............................................................15
5.5      Absence of Undisclosed Liabilities......................................................................16
5.6      Absence of Certain Changes or Events....................................................................16
5.7      Tax Matters.............................................................................................16
5.8      Assets..................................................................................................17

5.9      Securities Portfolio and Investments....................................................................17
5.10     Environmental Matters...................................................................................18
5.11     Compliance with Laws....................................................................................18
5.12     Labor Relations.........................................................................................19
5.13     Employee Benefit Plans..................................................................................19
5.14     Material Contracts......................................................................................20
5.15     Legal Proceedings.......................................................................................21
5.16     Reports.................................................................................................21
5.17     Registration Statement; Joint Proxy Statement/Prospectus................................................21
5.18     Accounting, Tax, and Regulatory Matters.................................................................22
5.19     State Takeover Laws.....................................................................................22
5.20     Charter Provisions......................................................................................22
5.21     Records.................................................................................................22
5.22     Derivatives.............................................................................................22
5.23     Year 2000...............................................................................................22
5.24     Certain Regulated Businesses............................................................................22
5.25     Commissions.............................................................................................22

                                                    ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER BANK

6.1      Organization............................................................................................23
6.2      Authority; No Conflicts.................................................................................23
6.3      Buyer's Stock; Subsidiaries.............................................................................24
6.4      SEC Filings; Buyer Financial Statements.................................................................24
6.5      Absence of Undisclosed Liabilities......................................................................25
6.6      Absence of Certain Changes or Events....................................................................25
6.7      Tax Matters.............................................................................................25
6.8      Assets..................................................................................................26
6.9      Securities Portfolio and Investments....................................................................26
6.10     Environmental Matters...................................................................................27
6.11     Compliance with Laws....................................................................................27
6.12     Labor Relations.........................................................................................28
6.13     Employee Benefit Plans..................................................................................28
6.14     Material Contracts......................................................................................30
6.15     Legal Proceedings.......................................................................................30
6.16     Reports.................................................................................................30
6.17     Registration Statement; Joint Proxy Statement/Prospectus................................................30
6.18     Accounting, Tax, and Regulatory Matters.................................................................31
6.19     Derivatives.............................................................................................31
6.20     Year 2000...............................................................................................31
6.21     Certain Regulated Businesses............................................................................31
6.22     Commissions.............................................................................................31


                                                    ARTICLE VII

                                                     COVENANTS

7.1      Covenants of the Company Parties........................................................................32
7.2      Covenants of the Buyer..................................................................................35
7.3      Covenants of All Parties to the Agreement...............................................................38

                                                   ARTICLE VIII

                                       DISCLOSURE OF ADDITIONAL INFORMATION

8.1      Access to Information...................................................................................40
8.2      Access to Premises......................................................................................40
8.3      Environmental Survey....................................................................................40
8.4      Confidentiality.........................................................................................40
8.5      Publicity...............................................................................................40

                                                    ARTICLE IX

                                               CONDITIONS TO CLOSING

9.1      Mutual Conditions.......................................................................................40
9.2      Conditions to the Obligations of the Company Parties....................................................42
9.3      Conditions to the Obligations of the Buyer..............................................................43

                                                     ARTICLE X

                                                    TERMINATION

10.1     Termination.............................................................................................44
10.2     Procedure and Effect of Termination.....................................................................45

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

11.1     Expenses................................................................................................46
11.2     Survival of Representations.............................................................................46
11.3     Amendment and Modification..............................................................................46
11.4     Waiver of Compliance; Consents..........................................................................46
11.5     Notices.................................................................................................46
11.6     Assignment; Third Party Beneficiaries...................................................................47
11.7     Separable Provisions....................................................................................47
11.8     Governing Law...........................................................................................48
11.9     Counterparts............................................................................................48
11.10    Interpretation..........................................................................................48
11.11    Entire Agreement........................................................................................48

                                    EXHIBITS

Exhibit A      Form of Plan of Merger in respect of the Holding Company Merger
Exhibit B      Form of Plan of Merger in respect of the Bank Merger
Exhibit C      Form of Employment Agreement for John F. Burns
Exhibit D      Form of Employment Agreement for Timothy S. Maples
Exhibit E      Form of Employment Agreement for William E. Samuels, Jr.
Exhibit F      Form of Affiliate Pooling Letter
Exhibit G      Form of Company Option Agreement
Exhibit H      Form of Buyer Option Agreement



                          COMPANY'S DISCLOSURE SCHEDULE

Section 5.2           Authority; No Conflicts
Section 5.3           Subsidiaries
Section 5.4           SEC Filings; Company Financial Statements
Section 5.5           Absence of Undisclosed Liabilities
Section 5.6           Absence of Certain Changes or Events
Section 5.7           Tax Matters
Section 5.9           Securities Portfolio and Investments
Section 5.11          Compliance with Laws
Section 5.13          Employee Benefit Plans
Section 5.14          Material Contracts
Section 5.18          Accounting, Tax and Regulatory Matters
Section 5.19          State Takeover Laws
Section 5.25          Commissions
Section 7.1(a)        Ordinary Conduct of Business
Section 7.1(d)        Affiliates
Section 7.2(f)(i)     Employment and Change-of-Control Agreements


                           BUYER'S DISCLOSURE SCHEDULE

Section 6.3           Capital Stock Subsidiaries
Section 6.5           Absence of Undisclosed Liabilities
Section 6.8           Assets
Section 6.9           Securities Portfolio and Investments
Section 6.13          Employee Benefit Plans
Section 6.14          Material Contracts
Section 6.22          Commissions

                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (this "AGREEMENT"), dated as of the 15th day of December, 1999, is by and among:

         FIRST BANCORP, a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "BUYER");

         FIRST BANK, a North Carolina bank and a wholly owned subsidiary of the Buyer (the "BUYER BANK");

         FIRST SAVINGS BANCORP, INC., a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina savings bank holding company (the "COMPANY"); and

         FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB, a North Carolina stock savings bank (the "COMPANY BANK").

                              BACKGROUND STATEMENT

         The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "HOLDING COMPANY MERGER"); and the Buyer Bank and the Company Bank desire to effect a merger pursuant to which the Company Bank will merge and combine into the Buyer Bank, with the Buyer Bank being the surviving corporation (the "BANK MERGER," and together with the Holding Company Merger, the "MERGERS"). In consideration of the Mergers, the shareholders of the Company will receive shares of common stock of the Buyer. It is intended that the Mergers qualify as tax-free reorganizations under Section 368 of the Internal Revenue Code and qualify for "pooling-of-interests" treatment under Generally Accepted Accounting Principles.

                             STATEMENT OF AGREEMENT

         In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I


                                 DEFINED TERMS

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, as used with respect to the Company, the term "AFFILIATES" includes its subsidiaries.

         "AGREEMENT" means this Merger Agreement.

         "ASSETS" means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

         "AVERAGE CLOSING PRICE" has the meaning given to it in SECTION 10.1(F).

         "BANK MERGER" has the meaning given to it in the Background Statement hereof.

         "BENEFIT PLANS" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stockownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including without limitation "employee benefit plans" as that term is defined in
Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day that shall be a legal holiday in the State of North Carolina.

         "BUYER" has the meaning given to it in the introductory paragraph hereof.

         "BUYER BANK" has the meaning given to it in the introductory paragraph hereof.

         "BUYER CONTRACTS" has the meaning given to it in SECTION 6.14.

         "BUYER ERISA AFFILIATE" has the meaning given to it in SECTION 6.13.

         "BUYER FINANCIAL STATEMENTS" means, with respect to the Buyer and its subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 1998, 1997 and 1996 and consolidated audited balance sheets as of December 31, 1998, 1997 and 1996, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 1998 and the consolidated interim balance sheet as of each such quarter.

         "BUYER SEC REPORTS" has the meaning given to it in SECTION 6.4.

         "BUYER'S STOCK" means the common stock of First Bancorp, no par value per share, as traded on the Nasdaq National Market System.

         "BUYER'S STOCK PERCENTAGE CHANGE" has the meaning given to it in
SECTION 10.1(F).

         "CAUSE" has the meaning given to it in SECTION 7.2(F).

         "CLOSING" means the closing of the Mergers, as identified more specifically in ARTICLE IV.

         "CLOSING DATE" has the meaning given to it in SECTION 4.1.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "COMPANY" has the meaning given to it in the introductory paragraph hereof.

         "COMPANY BANK" has the meaning given to it in the introductory paragraph hereof.

         "COMPANY BANK SHARES" has the meaning given to it in SECTION 3.2(A).

         "COMPANY CONTRACTS" has the meaning given to it in SECTION 5.14.

         "COMPANY FINANCIAL STATEMENTS" means, with respect to the Company and its subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended June 30, 1999, 1998 and 1997 and consolidated audited balance sheets as of June 30, 1999, 1998 and 1997, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since June 30, 1999 and the consolidated interim balance sheet as of each such quarter.

         "COMPANY OPTIONS" has the meaning given to it in SECTION 2.6.

         "COMPANY PARTIES" means the Company and the Company Bank.

         "COMPANY SEC REPORTS" has the meaning given to it in SECTION 5.4.

         "COMPANY SHARES" has the meaning given to it in SECTION 2.2(A).

         "CONFIDENTIALITY AGREEMENTS" has the meaning given to it in SECTION
8.4.

         "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

         "CONTRACT" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

         "DEFAULT" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of any of the parties to this agreement or any of their subsidiaries or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA PLAN" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

         "EFFECTIVE TIME" has the meaning given to it in SECTION 2.1(E) or
SECTION 3.1(E), as appropriate.

         "EMPLOYMENT AGREEMENTS" means the Employment Agreement to be entered into at or prior to Closing between the Company and each of John F. Burns, Timothy S. Maples and William E. Samuels, Jr., substantially in the forms attached hereto as EXHIBITS C, D and E, respectively.

         "ENVIRONMENTAL ASSESSMENT" means any and all soil and groundwater tests, surveys, environmental assessments and other inspections, tests and inquiries conducted by the Buyer or any agent of the Buyer and related to the Real Property of the Company or its subsidiaries.

         "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

         "ENVIRONMENTAL SURVEY" has the meaning given to it in SECTION 8.3.

         "EXCHANGE AGENT" has the meaning given to it in SECTION 2.5.

         "EXCHANGE RATIO" has the meaning given to it in SECTION 2.3(A).

         "FDIC" means the Federal Deposit Insurance Corporation.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

         "GOVERNMENTAL AUTHORITY" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

         "HAZARDOUS MATERIAL" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

         "HOLDING COMPANY MERGER" has the meaning given to it in the Background Statement hereof.

         "INTELLECTUAL PROPERTY" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation) and (f) all other proprietary rights.

         "JOINT PROXY STATEMENT/PROSPECTUS" has the meaning given to it in
SECTION 5.17.

         "KNOWLEDGE OF THE BUYER PARTIES" means the actual personal knowledge of any of the directors and officers of the Buyer and the Buyer Bank.

         "KNOWLEDGE OF THE COMPANY PARTIES" means the actual personal knowledge of any of the directors and officers of the Company and the Company Bank and any of their subsidiaries.

         "LAW" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

         "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

         "LIEN" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have any Material Adverse Effect, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

         "LITIGATION" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "LOAN COLLATERAL" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which the Company or any of its subsidiaries has taken a security interest with respect to, on which the Company or any of it subsidiaries has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Company or any of its subsidiaries or any note, account, or other receivable payable to the Company or any of its subsidiaries.

         "MARKET VALUE" of the Buyer's Stock on any date shall be the closing price of such stock on the Nasdaq National Market System (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source), or if such date is not a trading day, on the last trading day preceding that date.

         "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Mergers or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in market interest rates, real estate markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Party (or any of its subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (e) the Mergers (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Parties, and
(f) any divestiture of assets or deposits in the aggregate of $100 million or less of the Buyer and the Company and their subsidiaries taken as a whole as required by any Regulatory Authority or pursuant to applicable law.

         "MEASUREMENT PERIOD" has the meaning given to it in SECTION 10.1(F).

         "MERGER CONSIDERATION" has the meaning given to it in SECTION 2.3(A).

         "MERGERS" has the meaning given to it in the Background Statement hereof.

         "NORTH CAROLINA ADMINISTRATOR" means the North Carolina Administrator, Savings Institutions Division, North Carolina Department of Commerce.

         "OPTION AGREEMENTS" means the Option Agreements dated as of the date hereof between the Buyer and the Company substantially in the form of EXHIBITS G and H.

         "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

         "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its subsidiaries participates in the management (including but not limited to participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "PENSION PLAN" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA).

         "PERMIT" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "PERSON" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

         "REAL PROPERTY" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any of the Company and its subsidiaries, does not include any Loan Collateral not yet foreclosed and conveyed to the Company or one of its subsidiaries as of the date with respect to which the term "Real Property" is being used.

         "REGISTRATION STATEMENT" has the meaning given to it in SECTION 5.17.

         "REGULATORY AUTHORITIES" means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the North Carolina Administrator, the North Carolina Commissioner of Banks, the FDIC, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the Parties and their respective subsidiaries.

         "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

         "SEC" means the Securities and Exchange Commission.

         "SNL INDEX" has the meaning given to it in SECTION 10.1(F).

         "SECURITIES DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by a Party or any of its subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

         "SHAREHOLDER MEETINGS" has the meaning given to it in SECTION 5.17.

         "STOCK ADJUSTMENT" has the meaning given to it in SECTION 2.3(C).

         "SURVIVING BANK" has the meaning given to it in SECTION 3.1(A).

         "SURVIVING HOLDING COMPANY" has the meaning given to it in SECTION 2.1(A).

         "TAX" or "TAXES" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

         "TAXABLE PERIOD" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

         "TAX RETURN" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

                                   ARTICLE II


                          THE HOLDING COMPANY MERGER;
                   CONVERSION AND EXCHANGE OF COMPANY SHARES

         2.1 THE HOLDING COMPANY MERGER.

         (a) The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Holding Company Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and North Carolina Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "SURVIVING HOLDING COMPANY").

         (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time (as defined below) of the Holding Company Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable law.

         (c) Directors and Officers. Subject to SECTION 7.2(D) and SECTION 7.2(E), from and after the Effective Time of the Holding Company Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at such Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at such Effective Time shall be the officers of the Surviving Holding Company.

         (d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby (including without limitation the above-described Plan of Merger) and (ii) the Holding Company Merger and the other transactions contemplated hereby.

         (e) Effective Time. The Holding Company Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with the laws of North Carolina, or at such other time specified therein. The date and time when the Holding Company Merger shall become effective is herein referred to as the "EFFECTIVE TIME" of the Holding Company Merger.

         (f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Holding Company Merger to be executed and filed with the Secretary of State of North Carolina, to the extent required by the laws of North Carolina, and shall take any and all other actions and do any and all other things to cause the Holding Company Merger to become effective as contemplated hereby.

         2.2 COMPANY SHARES.

         (a) Each share of the Company's capital stock (the "COMPANY SHARES"), no par value per share, issued and outstanding to Persons, except for Company Shares held by the Buyer and its Affiliates immediately prior to the Effective Time of the Holding Company Merger (other than shares held in a fiduciary capacity or as a result of debts previously contracted), shall, by virtue of the Holding Company Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this
ARTICLE II.

         (b) Each Company Share, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, shall at the Effective Time of the Holding Company Merger no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

         (c) Notwithstanding anything contained in this SECTION 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time of the Holding Company Merger shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

         (d) From and after the Effective Time of the Holding Company Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of the Company Shares that were outstanding immediately prior to the Effective Time of the Holding Company Merger. If, after such Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged and converted into the Merger Consideration as provided for herein.

         2.3 MERGER CONSIDERATION.

         (a) Subject to SECTIONS 2.4 and 2.5, at the Effective Time of the Holding Company Merger, the holders of Company Shares outstanding at such Effective Time, other than the Buyer and its Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, a number of shares of the Buyer's Stock (the "MERGER CONSIDERATION") representing 1.2468 shares of the Buyer's Stock for each such Company Share, subject to adjustment in accordance with SECTION 2.3(C) and SECTION 10.1(F) (the "EXCHANGE RATIO").

         (b) No fractional shares of the Buyer's Stock shall be issued or delivered in connection with the Holding Company Merger. In lieu of any such fractional share, subject to SECTION 2.4, each holder of Company Shares who would otherwise have been entitled to a fraction of a share of the Buyer's Stock shall be entitled to receive cash (without interest) in an amount equal to such fraction multiplied by the Market Value of one share of the Buyer's stock on the trading day immediately prior to the Effective Time.

         (c) In the event the Buyer changes the number of shares of the Buyer's Stock issued and outstanding prior to the Effective Time of the Holding Company Merger as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a "STOCK ADJUSTMENT") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the Exchange Ratio shall be equitably adjusted to reflect such change.

         2.4 CLOSING PAYMENT. At the Effective Time of the Holding Company Merger or as soon thereafter as is reasonably practicable, the holders of the Company Shares shall surrender the certificates representing such shares to the Buyer and in exchange therefor, the Buyer shall issue and deliver to each such holder certificates representing the number of shares of the Buyer's Stock to which it is entitled hereunder and cash payments to which such holder is entitled hereunder in respect of any fractional shares thereof. The Buyer shall not be obligated to deliver any of such shares of the Buyer's Stock or cash payments until such holder surrenders the certificates representing such holder's Company Shares.

         2.5 EXCHANGE PROCEDURES.

         (a) Promptly after the Effective Time of the Holding Company Merger, the Buyer shall cause the exchange agent selected by the Buyer (the "EXCHANGE AGENT"), subject to the reasonable satisfaction of the Company, which may be an Affiliate of the Buyer, to mail to the shareholders of the Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing shares of the Company prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After such Effective Time, each holder of Company Shares issued and outstanding at such Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to
SECTION 2.2(C)) shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of the Buyer's Stock to which such holder is entitled hereunder, plus any cash payments to which such holder is entitled hereunder in respect of rights to receive fractional shares. The Buyer shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         (b) To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Effective Time of the Holding Company Merger at any meeting of the Buyer's shareholders the number of whole shares of the Buyer's Stock into which their respective Company Shares are converted pursuant to the Holding Company Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer's Stock, the record date for which is at or after the Effective Time of the Holding Company Merger, the declaration shall include dividends or other distributions on all shares of the Buyer's Stock issuable pursuant to this Agreement, but beginning at such Effective Time no dividend or other distribution payable to the holders of record of the Buyer's Stock as of any time subsequent to such Effective Time of the Holding Company Merger shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this SECTION 2.5. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Buyer's Stock to which such holder is entitled and any such undelivered dividends and other distributions (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

         2.6 CONVERSION OF STOCK OPTIONS AND WARRANTS.

         (a) At the Effective Time of the Holding Company Merger, each option or other right to purchase Company Shares pursuant to stock options or warrants ("COMPANY OPTIONS") granted by the Company under its Benefit Plans that are outstanding at the Effective Time of the Holding Company Merger shall be converted into and become rights with respect to the Buyer's Stock, and the Buyer shall assume each Company Option, in accordance with the terms of the applicable Benefit Plan of the Company and the stock option or warrant agreement by which such Company Option is evidenced, except that from and after such Effective Time: (i) the Buyer and its compensation committee shall be substituted for the Company and the compensation committee of its board of directors (including if applicable, the entire Board of Directors of the Company) administering such Benefit Plan or Plans of the Company; (ii) the Company Options assumed by the Buyer may be exercised solely for shares of the Buyer's Stock; (iii) the number of shares of the Buyer's Stock subject to such converted Company Options shall be equal to the number of Company Shares subject to such Company Options immediately prior to the Closing Date multiplied by the Exchange Ratio, rounded to the next highest share; and (iv) the per-share exercise price under each such converted Company Option shall be adjusted by dividing the exercise price of the Company Option immediately prior to the Closing Date by the Exchange Ratio, rounded down to the nearest cent.

         (b) In addition, notwithstanding clauses (ii), (iii) and (iv) of
SECTION 2.6(A), each assumed Company Option that is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

         (c) As soon as practicable after the Effective Time of the Holding Company Merger, the Buyer shall deliver to the participants in each Benefit Plan of the Company who remain employed by the Buyer an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such Benefit Plan shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by the above subsection (a) after giving effect to the Holding Company Merger), and the Buyer shall comply with the terms of each Benefit Plan of the Company to ensure, to the extent required by, and subject to the provisions of, such Benefit Plan, that the Company Options that qualified as incentive stock options prior to the Effective Time of the Holding Company Merger continue to qualify as incentive stock options after such Effective Time. At or prior to the Effective Time of the Holding Company Merger, and at all times thereafter, the Buyer shall have reserved a sufficient number of shares of the Buyer's Stock for issuance upon exercise of the Company Options assumed by it in accordance with this SECTION
2.6. The Buyer agrees to file as promptly as practicable, and in no event later than 60 days, after the Effective Time, a registration statement on Form S-8 covering the shares of the Buyer's Stock issuable pursuant to such options.

         (d) Following the Effective Time of the Holding Company Merger, in the event of any Stock Adjustment by the Buyer, or any consolidation or merger of the Buyer with or into any other entity, or the sale or transfer or all or substantially all of the Buyer's assets, the rights of the holders of outstanding Company Options shall be appropriately adjusted so that such holders will be in the same position as if their options had been exercised immediately before such corporate action or transaction.

                                  ARTICLE III


                                THE BANK MERGER;
                 CONVERSION AND EXCHANGE OF COMPANY BANK SHARES

         3.1 THE BANK MERGER.

         (a) The Merger. Immediately after the consummation of the Holding Company Merger, on the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Bank Merger, which shall be substantially in the form of EXHIBIT B, attached hereto, and applicable North Carolina Law, the Company Bank shall merge and combine into the Buyer Bank, the separate existence of the Company Bank shall cease, and the Buyer Bank shall be the surviving corporation (the "SURVIVING BANK").

         (b) Governing Documents. The articles of incorporation of the Buyer Bank in effect at the Effective Time (as defined below) of the Bank Merger shall be the articles of incorporation of the Surviving Bank until further amended in accordance with applicable law. The bylaws of the Buyer Bank in effect at such Effective Time shall be the bylaws of the Surviving Bank until further amended in accordance with applicable law.

         (c) Directors and Officers. Subject to SECTION 7.2(D) and SECTION 7.2(E), from and after the Effective Time of the Bank Merger, until successors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer Bank at such Effective Time shall be the directors of the Surviving Bank, and (ii) the officers of the Buyer Bank at such Effective Time shall be the officers of the Surviving Bank.

         (d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and other documents contemplated hereby (including without limitation the above-described Plan of Merger) and (ii) the Bank Merger and other transactions contemplated hereby.

         (e) Effective Time. The Bank Merger shall become effective on the date and at the time of filing of the related Articles of Merger in the form required by and executed in accordance with the laws of North Carolina, or at such other time specified therein (which in any event shall be later than the Effective Time of the Holding Company Merger). The date and time when the Bank Merger shall become effective is herein referred to as the "EFFECTIVE TIME" of the Bank Merger.

         (f) Filing of Articles of Merger. At the Closing but after the filing of the Articles of Merger in respect of the Holding Company Merger, the Buyer Bank and the Company Bank shall cause the Articles of Merger (which shall contain the above-referenced Plan of Merger) in respect of the Bank Merger to be executed and filed with the North Carolina Administrator and the Secretary of State of North Carolina, to the extent required by applicable North Carolina Law, and shall take any and all other actions and do any and all other things to cause the Bank Merger to become effective as contemplated hereby.

         3.2 COMPANY BANK SHARES.

         (a) Each share of the Company Bank's capital stock (the "COMPANY BANK SHARES"), no par value per share, issued and outstanding to Persons immediately prior to the Effective Time of the Bank Merger shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and each holder of certificates representing any such shares shall thereafter cease to have any rights with respect to such shares.

         (b) From and after the Effective Time of the Bank Merger, there shall be no transfers on the stock transfer books of the Surviving Bank of the Company Bank Shares that were outstanding immediately prior to the Effective Time of the Bank Merger. If, after the Effective Time of the Bank Merger, certificates representing the Company Bank Shares are presented to the Surviving Bank, they shall be canceled.

                                   ARTICLE IV


                                   THE CLOSING

         4.1 CLOSING. The Closing of the Mergers shall take place at the offices of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the "CLOSING DATE"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated herein, including the Articles of Merger in respect of both Mergers.

         4.2 DELIVERIES BY THE COMPANY PARTIES. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

         (a) the agreements, opinions, certificates, instruments and other documents contemplated in SECTION 9.3;

         (b) the Employment Agreements; and

         (c) all other documents, certificates and instruments required hereunder to be delivered to the Buyer, or as may reasonably be requested by the Buyer at or prior to the Closing.

         4.3 DELIVERIES BY THE BUYER. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

         (a) the agreements, opinions, certificates, instruments and other documents contemplated in SECTION 9.2;

         (b) the Employment Agreements; and

         (c) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Company's Disclosure Schedule, each of the Company Parties jointly and severally represents and warrants to the Buyer that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         5.1 ORGANIZATION, STANDING AND POWER.

         (a) The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Company Bank is a stock savings bank under North Carolina Law. The Company Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC.

         (b) Each of the Company and its subsidiaries is either a bank or a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company and its subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its business as now conducted and to own, lease and operate its Assets. Each of the Company and its subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

         5.2 AUTHORITY; NO CONFLICTS.

         (a) Subject to required regulatory and shareholder approvals, each of the Company Parties has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of each of the Company Parties' obligations under this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, have been duly and validly authorized by all necessary corporate action (and by Closing, all such shareholder action) in respect thereof on the part of each of the Company Parties. This Agreement represents a legal, valid and binding obligation of each of the Company Parties, enforceable against each of the Company Parties in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by the Company Parties, nor the consummation by the Company Parties of the transactions contemplated hereby, nor compliance by the Company Parties with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company Parties' articles of incorporation, charter, bylaws or any other similar governing document, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its subsidiaries under, any Contract or Permit of the Company or any of its subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in SECTION 9.1(B) of this Agreement, violate any Law or Order applicable to the Company or any of its subsidiaries or any of their Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company and the Company Bank of the Mergers and the other transactions contemplated in this Agreement.

         5.3 CAPITAL STOCK; SUBSIDIARIES.

         (a) The authorized capital stock of the Company consists of (a) 20,000,000 shares of common stock, no par value per share, of which 3,446,680 shares are issued and outstanding as of the date of this Agreement, and (b) 5,000,000 shares of Preferred Stock, no par value per share, none of which is issued and outstanding, and except for such 3,446,680 shares of common stock, there are no shares of capital stock or other equity securities of the Company outstanding. The authorized capital stock of the Company Bank consists of (i) 20,000,000 shares of common stock, no par value per share, of which 3,744,000 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and (ii) 5,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding as of the date of this Agreement, and except for such 3,744,000 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding. SECTION 5.3 of the Company's Disclosure Schedule lists all of the Company's direct and indirect subsidiaries other than the Company Bank as of the date of this Agreement. The Company or one of its subsidiaries owns all of the issued and outstanding shares of capital stock of each such subsidiary.

         (b) All of the issued and outstanding shares of capital stock of the Company and its subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company or any of its subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth on SECTION 5.3 of the Company's Disclosure Schedule, no equity securities of any subsidiary of the Company are or may become required to be issued (other than to the Company or any of its subsidiaries) by reason of any Rights, and there are no Contracts by which any subsidiary of the Company is bound to issue (other than the Company or subsidiary of the Company) additional shares of its capital stock or Rights or by which the Company or any of its subsidiaries is or may be bound to transfer any shares of the capital stock of any subsidiary of the Company (other than to the Company or any of its subsidiaries). There are no equity securities reserved for any of the foregoing purposes, and there are no Contracts relating to the rights of the Company or any of its subsidiaries to vote or to dispose of any shares of the capital stock of any subsidiary of the Company.

         5.4 SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

         (a) The Company has filed and made available to the Buyer all forms, reports, and documents required to be filed by the Company with the SEC since December 31, 1995 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports, or other documents with the SEC.

         (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

         5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of June 30, 1999, included in the Company Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 1999. Neither the Company nor any of its subsidiaries has incurred or paid any Liability since June 30, 1999, except for (i) Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (ii) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

         5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and
(ii) each of the Company and its subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         5.7 TAX MATTERS.

         (a) All Tax Returns required to be filed by or on behalf of any of Company and its subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before June 30, 1999, and, to the Knowledge of the Company Parties, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

         (b) None of the Company or its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

         (c) Adequate provision for any Material Taxes due or to become due for any of the Company or its subsidiaries for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

         (d) Each of the Company and its subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for any such instances of noncompliance and omissions as could not reasonably be expected to have a Material Adverse Effect on the Company.

         (e) None of the Company and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

         (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its subsidiaries.

         (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Company and its subsidiaries that occurred during or after any Taxable Period in which any of the Company and its subsidiaries has incurred a net operating loss that carries over to any Taxable Period ending after June 30, 1999.

         (h) Neither the Company nor any of its subsidiaries has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Buyer, which consent will not be unreasonably withheld.

         (j) Neither the Company nor any of its subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         5.8 ASSETS. Each of the Company and its subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for Liens to secure public deposits in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all tangible properties used in the businesses of the Company and its subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each of their past practices. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all Material Assets held under leases or subleases by any of the Company and its subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Company and its subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Company or its subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Company and its subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

         5.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for Liens to secure public deposits in the ordinary course of business consistent with past practice and those Liens that could not reasonably be expected to have a Material Adverse Effect on the Company. There are no voting trusts or other agreements or undertakings to which the Company or any of its subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since June 30, 1999, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Company and its subsidiaries, taken as a whole.

         5.10 ENVIRONMENTAL MATTERS.

         (a) To the Knowledge of the Company Parties, each of the Company and its subsidiaries, its Participation Facilities, and its Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Company.

         (b) To the Knowledge of the Company Parties, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company and its subsidiaries or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its subsidiaries or any of its Participation Facilities, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

         (c) To the Knowledge of the Company Parties, there is no Litigation pending, or threatened before any court, governmental agency or authority, or other forum in which any of its Loan Collateral (or the Company or any of its subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that is could not reasonably be expected to have a Material Adverse Effect on the Company.

         (d) To the Knowledge of the Company Parties, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

         (e) To the Knowledge of the Company Parties, during and prior to the period of (i) any of the Company's or its subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Company's or its subsidiaries' participation in the management of any Participation Facility, or
(iii) any of the Company's or subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

         5.11 COMPLIANCE WITH LAWS. Each of the Company and its subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or its subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company; and (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any of the Company and its subsidiaries is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) requiring the Company or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 LABOR RELATIONS. Neither the Company nor any of its subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or threatened, or to the Knowledge of the Company Parties, is there any activity involving any of the Company's or its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13 EMPLOYEE BENEFIT PLANS.

         (a) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Material Company Benefits Plans.

         (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

         (c) Neither the Company nor any of its subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3)and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Company or its subsidiaries that was intended to qualify under Section 401(a) of the Internal Revenue Code and with respect to which the Company or any of its subsidiaries has any Liability, is disclosed as such in SECTION 5.13 of the Company's Disclosure Schedule.

         (d) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

         (e) Each Company ERISA Plan that is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company Parties, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and the Company is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company Parties, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that could reasonably be expected to have a Material Adverse Effect on the Company. There is no Material Litigation pending or, to the Knowledge of the Company Parties, threatened relating to any Company ERISA Plan.

         (f) Neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its subsidiaries to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company or any of its subsidiaries nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its subsidiaries to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability that could reasonably be expected to have a Material Adverse Effect on the Company. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its subsidiaries that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Company.

         (g) Neither the Company nor any of its subsidiaries maintains or has ever maintained a Company Pension Plan.

         (h) Neither the Company nor any of its subsidiaries has any Material obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

         (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or it subsidiaries from the Company or any of its subsidiaries under any Company Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

         5.14 MATERIAL CONTRACTS. None of the Company or its subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Company or its subsidiaries or the guarantee by the Company or its subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank advances of depository institution subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement that has not been filed as an exhibit to the Company's Form 10-K filed for the fiscal year ended June 30, 1999, or in another SEC Document and identified to the Buyer (together with all Contracts referred to in SECTIONS 5.8 and 5.13(A) of this Agreement, the "COMPANY CONTRACTS"). With respect to each Company
Contract: (i) the Contract is in full force and effect; (ii) none of the Company or its subsidiaries is in Default hereunder, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company; (iii) neither the Company nor any of its subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company Parties, in Default in any respect, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company, or has repudiated or waived any Material provision thereunder. Except for Federal Reserve and Federal Home Loan Bank advances, all of the indebtedness of the Company and its subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

         5.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company Parties, threatened against the Company or any of its subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any the Company or its subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

         5.16 REPORTS. Since December 31, 1995, or the date of organization if later, each of the Company and its subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a Material Adverse Effect on the Company. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

         5.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations contained in SECTION 6.17, the information supplied by the Company and its subsidiaries for inclusion in the registration statement (the "REGISTRATION STATEMENT") covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Company and its subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of the Buyer and the Company to consider the Holding Company Merger and the issuance of shares of the Buyer's Stock in connection with the Holding Company Merger (the "SHAREHOLDER MEETINGS") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS") will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Company or its subsidiaries or any of their affiliates, officers or directors should be discovered by the Company and its subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company will promptly inform the Buyer. Notwithstanding the foregoing, neither the Company nor any of its subsidiaries makes any representation or warranty with respect to any information supplied by the

Buyer and its subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Joint Proxy
Statement/Prospectus.

         5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company Parties, none of the Company or its subsidiaries or any Affiliate thereof has taken or agreed to take any action, that could reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in SECTION 9.1(B) of this Agreement.

         5.19 STATE TAKEOVER LAWS. Each of the Company and its subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina.

         5.20 CHARTER PROVISIONS. Each of the Company and its subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any of them or restrict or impair the ability of the Buyer or any of its subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its subsidiaries that may be directly or indirectly acquired or controlled by it.

         5.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its subsidiaries have been made available to the Buyer. The stock book of each such Person contains in all Material respects complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

         5.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or it subsidiaries or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

         5.23 YEAR 2000. The Company Parties have disclosed to the Buyer a complete and accurate copy of their plan and previous actions taken, including an estimate of the anticipated remaining associated costs, for implementing modifications to the Company's and its subsidiaries' hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, the Company Parties shall endeavor to continue its efforts to implement such plan.

         5.24 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

         5.25 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its subsidiaries or any of the Company's shareholders.

                                   ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER BANK

         Except as set forth on the Buyer's Disclosure Schedule, each of the Buyer and the Buyer Bank represents and warrants to the Company that the statements contained in this ARTICLE VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         6.1 ORGANIZATION.

         (a) The Buyer is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Buyer Bank is a bank under North Carolina Law. The Buyer Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC.

         (b) Each of the Buyer and the Buyer Bank is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and the Buyer Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

         6.2 AUTHORITY; NO CONFLICTS.

         (a) Subject to required regulatory and shareholder approvals, each of the Buyer and the Buyer Bank has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Mergers, have been duly and validly authorized by all necessary corporate action (and by Closing, all such shareholder action) in respect thereof on the part of each of the Buyer and the Buyer Bank. This Agreement represents a legal, valid, and binding obligation of each of the Buyer and the Buyer Bank, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by the Buyer or the Buyer Bank, nor the consummation by the Buyer and the Buyer Bank of the transactions contemplated hereby, nor compliance by the Buyer or the Buyer Bank with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Buyer's or the Buyer Bank's articles of incorporation or bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer or any of its subsidiaries under, any Contract or Permit of the Buyer or any of its subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in SECTION 9.1(B) of this Agreement, violate any Law or Order applicable to the Buyer or the Buyer Bank or any of their respective Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer and the Buyer Bank of the Mergers and the other transactions contemplated in this Agreement.

         6.3 BUYER'S STOCK; SUBSIDIARIES.

         (a) The authorized capital stock of the Buyer consists of 12,500,000 shares of common stock, no par value per share, of which 4,537,266 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. The authorized capital stock of the Buyer Bank consists of 2,500,000 shares of common stock, $5.00 par value per share, of which 1,134,042 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer Bank outstanding. The Buyer owns all of the issued and outstanding shares of capital stock of the Buyer Bank, and no shares of capital stock of the Buyer Bank are owned by any other Person. SECTION 6.3 of the Buyer's Disclosure Schedule lists all of the Buyer's direct and indirect subsidiaries other than the Buyer Bank as of the date of this Agreement. The Buyer or one of its subsidiaries owns all of the issued and outstanding shares of capital stock of each such subsidiary.

         (b) All of the issued and outstanding shares of capital stock of the Buyer and its subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable. Shares of the Buyer's Stock to be issued hereunder are duly authorized and, upon issuance, will be validly issued and outstanding and fully paid and nonassessable, free and clear of any Liens, pledges or encumbrances. None of the outstanding shares of capital stock of the Buyer or any of its subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons, and none of the shares of the Buyer's Stock to be issued pursuant to this Agreement will be issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

         6.4 SEC FILINGS; BUYER FINANCIAL STATEMENTS.

         (a) The Buyer has filed and made available to the Buyer all forms, reports, and documents required to be filed by the Buyer with the SEC since December 31, 1995 (collectively, the "BUYER SEC REPORTS"). The Buyer SEC Reports
(i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer's subsidiaries is required to file any forms, reports, or other documents with the SEC.

         (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of the Buyer and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

         6.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of December 31, 1998, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to December 31, 1998. Neither the Buyer nor any of its subsidiaries has incurred or paid any Liability since December 31, 1998, except for (i) Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (ii) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (ii) each of the Buyer and its subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         6.7 TAX MATTERS.

         (a) All Tax Returns required to be filed by or on behalf of any of the Buyer and its subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and, to the Knowledge of the Buyer Parties, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

         (b) None of the Buyer or its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

         (c) Adequate provision for any Material Taxes due or to become due for any of the Buyer or its subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

         (d) Each of the Buyer and its subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for any such instances of noncompliance and omissions as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (e) None of the Buyer and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

         (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its subsidiaries.

         (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Buyer and its subsidiaries that occurred during or after any Taxable Period in which any of the Buyer and its subsidiaries has incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

         (h) Neither the Buyer nor any of its subsidiaries has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Company, which consent will not be unreasonably withheld.

         (j) Neither the Buyer nor any of its subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         6.8 ASSETS. Each of the Buyer and its subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets. Except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, all tangible properties used in the businesses of the Buyer and its subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each of their past practices. Except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, all Material Assets held under leases or subleases by any of the Buyer and its subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Buyer and its subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Buyer or its subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Buyer and its subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

         6.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Buyer or any of its subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for Liens to secure public deposits in the ordinary course of business consistent with past practice and those Liens that could not reasonably be expected to have a Material Adverse Effect on the Buyer. There are no voting trusts or other agreements or undertakings to which the Buyer or any of its subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since December 31, 1998, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Buyer and its subsidiaries, taken as a whole.

         6.10 ENVIRONMENTAL MATTERS.

         (a) To the Knowledge of the Buyer Parties, each of the Buyer and its subsidiaries, its Participation Facilities, and its Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (b) To the Knowledge of the Buyer Parties, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Buyer and its subsidiaries or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Buyer or any of its subsidiaries or any of its Participation Facilities, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (c) To the Knowledge of the Buyer Parties, there is no Litigation pending or threatened before any court, governmental agency or authority, or other forum in which any of its Loan Collateral (or the Buyer or any of its subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (d) To the Knowledge of the Buyer Parties, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (e) To the Knowledge of the Buyer Parties, during and prior to the period of (i) any of the Buyer's or its subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Buyer's or its subsidiaries' participation in the management of any Participation Facility, or
(iii) any of the Buyer's or subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         6.11 COMPLIANCE WITH LAWS. Each of the Buyer and its subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Buyer. None of the Buyer or its subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer; and (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any of the Buyer and its subsidiaries is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Buyer,
(ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) requiring the Buyer or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.12 LABOR RELATIONS. Neither the Buyer nor any of its subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or threatened, or to the Knowledge of the Buyer Parties, is there any activity involving any of the Buyer's or its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.13 EMPLOYEE BENEFIT PLANS.

         (a) The Buyer has made available to the Company prior to the execution of this Agreement correct and complete copies in each case of all Material Buyer Benefits Plans.

         (b) All Buyer Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (c) Neither the Buyer nor any of its subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

         (d) Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Buyer or its subsidiaries that was intended to qualify under Section 401(a) of the Internal Revenue Code and with respect to which the Buyer or any of its subsidiaries has any Liability, is disclosed as such in SECTION 6.13 of the Buyer's Disclosure Schedule.

         (e) The Buyer has made available to the Company prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Buyer Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Buyer Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Buyer Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

         (f) Each Buyer ERISA Plan that is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Buyer Parties, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter. Each trust created under any Buyer ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and to the Knowledge of the Buyer, there is no circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Buyer Benefit Plan, to the Knowledge of the Buyer Parties, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under
Section 511 of the Internal Revenue Code that could reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Material Litigation pending or, to the Knowledge of the Buyer Parties, threatened relating to any Buyer ERISA Plan.

         (g) Neither the Buyer nor any of its subsidiaries has engaged in a transaction with respect to any Buyer Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Buyer or any of its subsidiaries to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Buyer. Neither the Buyer or any of its subsidiaries nor any administrator or fiduciary of any Buyer Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Buyer or any of its subsidiaries to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability that could reasonably be expected to have a Material Adverse Effect on the Buyer. No oral or written representation or communication with respect to any aspect of the Buyer Benefit Plans has been made to employees of the Buyer or any of its subsidiaries that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (h) Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Buyer Pension Plan, (ii) no Material change in the actuarial assumptions with respect to any Buyer Pension Plan, and (iii) no Material increase in benefits under any Buyer Pension Plan as a result of plan amendments or changes in applicable Law, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. Neither any Buyer Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Buyer or its subsidiaries, or the single-employer plan of any entity that is considered one employer with the Buyer under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (a "BUYER ERISA AFFILIATE") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All contributions with respect to a Buyer Pension Plan or any single-employer plan of a Buyer ERISA Affiliate have or will be timely made and there is no Lien or expected to be a Lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. Neither the Buyer nor any of its subsidiaries has provided, or is required to provide, security to a Buyer Pension Plan or to any single-employer plan of a Buyer ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by the Buyer, except to the extent any failure that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (i) No Liability under Title IV of ERISA has been or is expected to be incurred by the Buyer or it subsidiaries with respect to any defined benefit plan currently or formerly maintained by any of them or by any Company ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums which have been paid when due), except to the extent any failure could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         (j) Neither the Buyer nor any of its subsidiaries has any Material obligation for retiree health and retiree life benefits under any of the Buyer Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

         (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Buyer or it subsidiaries from the Buyer or any of its subsidiaries under any Buyer Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Buyer Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

         6.14 MATERIAL CONTRACTS. None of the Buyer or its subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Buyer or its subsidiaries or the guarantee by the Buyer or its subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank advances of depository institution subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Buyer with the SEC as of the date of this Agreement that has not been filed as an exhibit to the Buyer's Form 10-K filed for the fiscal year ended December 31, 1998, or in another SEC Document and identified to the Company (together with all Contracts referred to in SECTIONS
6.8 and 6.13 of this Agreement, the "BUYER CONTRACTS"). With respect to each Buyer Contract: (i) the Contract is in full force and effect; (ii) none of the Buyer or its subsidiaries is in Default hereunder, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Buyer;
(iii) neither the Buyer nor any of its subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Buyer Parties, in Default in any respect, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Buyer, or has repudiated or waived any Material provision thereunder. Except for Federal Reserve or Federal Home Loan Bank advances, all of the indebtedness of the Buyer and its subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

         6.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer Parties, threatened against the Buyer or any of its subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any the Buyer or its subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation as of the date of this Agreement to which the Buyer or any of its subsidiaries is a party and that names the Buyer or any of its subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

         6.16 REPORTS. Since December 31, 1995, or the date of organization if later, each of the Buyer and its subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a Material Adverse Effect on the Buyer. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

         6.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations contained in SECTION 5.17, the information supplied by the Buyer and its subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement

(including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer and its subsidiaries for inclusion in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer or the Buyer Bank or any of their affiliates, officers or directors should be discovered by the Buyer or the Buyer Bank that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Buyer or the Buyer Bank will promptly inform the Company. Notwithstanding the foregoing, neither the Buyer nor the Buyer Bank makes any representation or warranty with respect to any information supplied by the Company and its subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Joint Proxy Statement/Prospectus.

         6.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Buyer Parties, none of the Buyer or its subsidiaries or any Affiliate thereof has taken or agreed to take any action, that could reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in SECTION 9.1(B) of this Agreement.

         6.19 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Buyer or it subsidiaries or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

         6.20 YEAR 2000. The Buyer and the Buyer Bank have disclosed to the Company a complete and accurate copy of their plan and previous actions taken, including an estimate of the anticipated remaining associated costs, for implementing modifications to the Buyer's and its subsidiaries' hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, the Buyer and the Buyer Bank shall endeavor to continue its efforts to implement such plan.

         6.21 CERTAIN REGULATED BUSINESSES. Neither the Buyer nor any of its subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

         6.22 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its subsidiaries or any of the Buyer's shareholders.

                                  ARTICLE VII

                                   COVENANTS

         7.1 COVENANTS OF THE COMPANY PARTIES.

         (a) Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company and the Company Bank will, and each will cause their subsidiaries to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on SECTION 7.1(A) of the Company's Disclosure Schedule, neither the Company nor the Company Bank will, nor will either permit any of their other subsidiaries to, do any of the following without the prior written consent of the Buyer:

                  (i) amend its governing documents;

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of options set forth on SECTION 5.3 of the Company's Disclosure Schedule), or amend any of the terms of any securities outstanding as of the date hereof;

                  (iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for regular quarterly cash dividends paid in accordance with past practice at the rate of $1.04 per share per annum, including the payment of any quarterly portion thereof as is necessary to prevent the Company's shareholders from failing to receive a quarterly dividend from either the Company or the Buyer during any particular calendar quarter; provided, however, that no such dividend shall be paid to the extent that it would or could reasonably be expected to prevent "pooling of interests" accounting treatment for the Mergers), or (C) redeem or otherwise acquire any of its securities (other than the acceptance of any Company Shares as payment of the exercise price in connection with the exercise of options set forth on SECTION 5.3 of the Company's Disclosure Schedule);

                  (iv) (A) incur or assume any long-term debt or issue any debt securities other than in the ordinary course of business consistent with past practice or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an amount per loan of $500,000, pledge or otherwise encumber shares of its capital stock, or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

                  (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan; provided, however, that prior to the Closing Date, the Company Parties shall be entitled to pay to or for the benefit of its employees the amounts accrued in accordance with past practice pursuant to the First Savings Bank of Moore County, Inc., SSB Employees Retirement Plan and its existing incentive bonus plan or arrangement;

                  (vi) grant to any director or executive officer or employee any stock options or increase in his or her compensation (except in the ordinary course of business consistent with past practice) or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it after the Closing; provided; however, that the Company and the Company Bank shall be permitted to: (A) allow the term of the existing employment Contract with John F. Burns to be extended for an additional year in accordance with the terms of such Contract,
         (B) increase the annual salary of John F. Burns pursuant to such Contract to an amount up to $140,000, and (C) pay additional compensation of an aggregate amount up to $100,000 between the date hereof and the Effective Time for the purpose of retaining key employees;

                  (vii) enter into or amend any employment Contract;

                  (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business consistent with past practice;

                  (ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by GAAP or any Regulatory Authority;

                  (x) (A) enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause (iv)(C) of this SECTION 7.1) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $25,000; (B) authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $25,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

                  (xi) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

                  (xii) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (xiii) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company Parties contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

                  (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

         (b) Consents. The Company Parties will exercise their reasonable best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to any Contracts listed on the Company's Disclosure Schedule such that such Contracts shall survive the Mergers and not be breached thereby.

         (c) Acquisition Proposals. Any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, a significant equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than pursuant to the transactions contemplated by this Agreement, is hereby defined as an "ACQUISITION PROPOSAL". Neither the Company nor the Company Bank shall, nor shall it permit any of its officers, directors, affiliates, representatives or agents to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal, or (b) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, the Company and its subsidiaries and all officers, directors, employees of, and all investment bankers, attorneys and other advisors and representatives of, the Company and its subsidiaries shall cease doing any of the foregoing. Notwithstanding the foregoing, the Company or any such Persons may, directly or indirectly, subject to a confidentiality agreement containing customary terms, furnish to any party information and access in response to a request for information or access made incident to an Acquisition Proposal made after the date hereof and may participate in discussions and negotiate with such party concerning any written Acquisition Proposal made after the date hereof, not recommend shareholder approval of the Merger and terminate this Agreement (provided that neither the Company nor any such Person, after the date hereof, solicited, initiated or encouraged such Acquisition Proposal), if the board of directors of the Company or any such Person shall have determined based upon the written advice of outside counsel reasonably acceptable to the Buyer (which shall in any event include Brooks Pierce McLendon Humphrey & Leonard, L.L.P.) that failing to take such action would violate the directors' fiduciary duties under applicable law. Unless this Agreement has been terminated, the board of directors of the Company shall notify the Buyer immediately if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such Acquisition Proposal and shall keep the Buyer promptly advised of all Material developments that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. Unless this Agreement has been terminated, neither the Company nor any of its subsidiaries shall waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of the Company or any of its subsidiaries.

         (d) Agreement of Affiliates. The Company Parties have disclosed in
SECTION 7.1(D) of the Company's Disclosure Schedule each Person who they reasonably believe would be considered an "affiliate" of the Company or the Company Bank for purposes of Rule 145 under the Securities Act of 1933, as amended. The Company Parties shall use their respective reasonable best efforts to cause each such Person to deliver to the Buyer not later than 30 days prior to the Closing Date, a written agreement, substantially in the form of EXHIBIT F, providing that such Person will not sell, pledge, transfer or otherwise dispose of the Company Shares held by such Person except as contemplated by such agreement or this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of the Buyer's Stock to be received by such Person upon consummation of the Mergers except in compliance with applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and until such time as financial results covering at least 30 days of combined operations of the Buyer and the Company, and the Buyer Bank and the Company Bank, have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. Irrespective of whether each such affiliate has provided the written agreement referred to above, no share of the Buyer' Stock received in connection with the Mergers will be transferable by each such affiliate until such time as financial results covering at least 30 days of combined operations of the Buyer and the Company, and the Buyer Bank and the Company Bank, have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. In order to ensure compliance with the provisions of this SECTION 7.1(E), the Buyer will place customary restrictive legends upon certificates of the Buyer's Stock to be issued to each such affiliate.

         (e) Shareholder Approval. Subject to SECTION 7.1(C), the Company will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Mergers. In connection with such shareholder meeting, subject to SECTION 7.1(C), the Company's board of directors will recommend to the Company's shareholders such approvals.

         7.2 COVENANTS OF THE BUYER.

         (a) Reservation of Shares of the Buyer's Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer's Stock to cover the issuances of such stock required hereby, including shares necessary to satisfy Company Options set forth on SECTION 5.3 of the Company's Disclosure Schedule.

         (b) Listing of Additional Shares. The Buyer will provide notice to the Nasdaq Stock Market, as required by its rules (which in any event shall be at least 15 days prior to Closing), of the issuance of the shares of the Buyer's Stock pursuant to this Agreement and will pay any fees required in connection with such notice, and will cause such shares to be eligible for quotation on the Nasdaq National Market System.

         (c) Shareholder Approval. The Buyer will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of (i) approving the Mergers and the issuance of shares of the Buyer's Stock as the Merger Consideration (in accordance with applicable corporate Law and Rule 4460 of the Marketplace Rules of the Nasdaq Stock Market) and (ii) increasing the number of directors of the Buyer by seven, from 11 to 18. In connection with the shareholder meeting, the Buyer's board of directors will recommend to the Buyer's shareholders such approvals (subject to any fiduciary or similar duties of the members of the Buyer's board of directors).

         (d) Directors. Immediately after the Effective Time of the Holding Company Merger, the Buyer shall cause the seven members of the Company's existing board of directors who currently are under the age of 75 to be elected or appointed as members of the board of directors of the Buyer and the Buyer Bank to serve as such until the next annual meeting of the shareholders of such companies after such Effective Time, but conditional upon obtaining any necessary regulatory approvals and upon the Buyer's shareholders approving the increase in the size of the Buyer's board of directors pursuant to the Prospectus/Joint Proxy Statement. Notwithstanding the foregoing, the Buyer shall cause William E. Samuels, Jr. and Felton J. Capel to be exempted from any mandatory retirement from serving on such boards until they become 75 years of age, provided, however, that upon becoming 75 years of age, such directors will be permitted to complete any remaining portion of their current terms as directors. Additionally, as payment for serving on a local advisory board of the Buyer (which the Buyer agrees to maintain during the time that such individuals are entitled under this Section to receive payments for so serving), the Buyer shall pay to each of the three directors of the Company that do not become directors of the Buyer and the Buyer Bank the board fees now payable to such directors for so long as each such individual serves on such local advisory board, but in any event not past the scheduled end of their respective terms as a director of the Company.

         (e) Officers. Subject to SECTION 7.2(F), each of the individuals serving as a Senior Vice President of the Company or the Company Bank immediately prior to the Closing shall be employed by the Buyer or the Buyer Bank as a Senior Vice President after the Closing. As it relates to the existing employment agreements of William E. Samuels, Jr. and John F. Burns, Buyer acknowledges that the Closing will result in a "Termination Event" as such term is defined in the existing employment agreements, and thus the Buyer or one of its subsidiaries shall pay to each such individual upon Closing the amounts described in Paragraphs 10(c) and 10(g) of such agreements.

         (f) Employees.

                  (i) Except as covered by the Employment Agreements, any and all of the Company Parties' employees will be employed on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person to obligate the Buyer or any Affiliate thereof to employ any such person for any specific period of time or in any specific position or to restrict the Buyer's or any of its Affiliates' right to terminate the employment of any such person at any time and for any reason satisfactory to it (subject to the payment of severance as described below); provided, however, that, any employee of the Company Parties who is party or subject to or covered by an employment contract (including the existing employment agreements of William E. Samuels, Jr. and John F. Burns with the Company or one of its subsidiaries) or change-of-control severance agreement or plan with the any of the Company Parties (as set forth on SECTION 7.2(F)(I) of the Company's Disclosure Schedule) or the Buyer or any of its Affiliates shall not receive the severance provided for below, but shall instead receive the payment contemplated under such employee's employment contract or change-of-control severance agreement with respect to termination of employment. For purposes of these contracts and agreements, the Buyer acknowledges that the transactions contemplated herein constitute a "change-of-control."

                  (ii) Any of the Company Parties' employees (other than those described in paragraph (i) above) terminated without Cause within one year following the Closing Date shall be paid a lump sum of cash equal to the greater of (A) two week's salary for each year of credited service (including prior years of service to the Company or any of its subsidiaries), and (B) his or her salary for four months. Such payment shall be in lieu of any payment or other benefits provided by any severance plan of the Company or any of its subsidiaries in effect prior to the Closing Date. For purposes of this paragraph, "CAUSE" with respect to any employee covered by this paragraph shall exist when the Company finds that such employee shall have (A) demonstrated gross negligence or willful misconduct in the execution of such employee's duties, (B) committed an act of dishonesty or moral turpitude, or (C) been convicted of a felony or other serious crime.

                  (iii) Such Company employees who continue employment with the Buyer or any of its subsidiaries will be eligible for benefits consistent with those of existing employees of the Buyer or such subsidiary, with credit for past service with the Company for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or one of its subsidiaries or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's or any of its subsidiaries' medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer's or any of its subsidiaries' medical plans.

                  (iv) The Buyer or one of its subsidiaries shall honor any and all vacation accrued by the employees of the Company and any sick leave up to 90 days, and any such employee who is not retained for employment by the Buyer shall be paid for all accrued but unused vacation as of the date of termination of employment.

                  (v) Notwithstanding the foregoing, the Buyer intends to enter into the Employment Agreements at the Closing.

                  (vi) The Buyer or one of its subsidiaries shall make a one-time increase to the salary compensation of each employee of the Company or one of its subsidiaries that becomes an employee of the Buyer or one of its subsidiaries after the Closing in order to compensate each such individual for the higher cost of insurance available from the Buyer and its subsidiaries immediately after the Closing as compared to the cost of insurance available from the Company and its subsidiaries immediately prior to the Closing.

         (g) Directors and Officers Insurance and Indemnification.

                  (i) The Buyer shall maintain, or shall cause the Buyer Bank to maintain, in effect for six years from the Closing Date, the current directors' and officers' liability insurance policies maintained by the Company; provided, however, that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions that are not taken as a whole Materially less favorable to the insured with respect to matters occurring prior to the Effective Time of the Holding Company Merger.

                  (ii) From and after the Effective Time, the Buyer shall, or shall cause the Buyer Bank to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of the Company or Company Bank (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "CLAIM"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company Bank or any of its subsidiaries (including service as a trustee, director or officer of an employee benefit plan or trust or other entity at the request of or in connection with such Person's position with the Company or any of its subsidiaries) if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including without limitation the Mergers and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, at or after the Effective Time (the "INDEMNIFIED LIABILITIES"), to the fullest extent permitted by applicable Law in effect as of the date hereof or as amended applicable to a time before the Effective Time. Any Indemnified Party wishing to claim indemnification under this SECTION 7.2(G)(II), upon learning of any Claim, shall notify the Buyer (but the failure so to so notify shall not relieve the Buyer or the Buyer Bank from any liability that it may have under this SECTION 7.2(G)(II), except to the extent such failure Materially prejudices the Buyer or its Affiliates). In the event of any such Claim, whether arising before, on or after the Effective Time, (1) the Buyer shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption, the Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense therefor, except that if the Buyer elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues that raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and
         (4) the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law (it being acknowledged by the parties hereto that in the event of any good faith dispute about the lawfulness of such indemnification, the Buyer or the Buyer Bank may place the amounts at issue in escrow pending the final and nonapplicable determination of such dispute). The obligations of the Buyer and the Buyer Bank pursuant to this SECTION 7.2(G) are intended to be enforceable against the Buyer and the Buyer Bank directly by the Indemnified Parties. The indemnification provided herein shall be in addition to any indemnification rights that any Indemnified Parties may have by Law, pursuant to the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or pursuant to the terms of any employee benefit plan or trust for which any Indemnified Party serves as a fiduciary.

         (h) Future Dividends. Subject to applicable corporate approval (including without limitation the approval of the Buyer's board of directors), after the Effective Time, the Buyer shall increase its annual dividend to $0.76 per share, payable quarterly in accordance with the Buyer's customary dividend payment practices.

         7.3 COVENANTS OF ALL PARTIES TO THE AGREEMENT.

         (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Mergers to qualify as "reorganizations" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Mergers to fail to so qualify.

         (b) Accounting Treatment. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Mergers to qualify to be treated as a "pooling-of-interests" under Generally Accepted Accounting Principles and that it will not intentionally take any action that would cause the Mergers to fail to so qualify.

         (c) Notification. Each of the parties hereto agrees to notify promptly the other parties hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company Parties, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

         (d) Consummation of Agreement. Subject to SECTION 7.1(C), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company Parties, or the Buyer or the Buyer Bank, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to SECTION 7.1(C), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to SECTION 7.1(C), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to SECTION 7.1(C), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in
SECTION 9.1(B) from the Regulatory Authorities, or (ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

         (e) Corporate Action. Subject to the terms and conditions hereof (including SECTION 7.1(C)), each of the parties hereto shall, and each of them shall cause their subsidiaries to, take all corporate action (including the recommendation of the Mergers by their respective boards of directors to their respective shareholders), and use each of their reasonable best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the respective Mergers.

         (f) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Affiliates to, maintain in full force and effect each their respective corporate or legal existences.

         (g) Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company Parties shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         (h) Registration Statement and Joint Proxy Statement/Prospectus. As soon as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the Company Bank of all information required to be contained therein, the Buyer shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Joint Proxy Statement/Prospectus. The Buyer and the Company shall each use their reasonable best efforts to cause the Joint Proxy Statement/Prospectus to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to
SECTION 7.1(C), the Joint Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of the Buyer and the Company in favor of the Holding Company Merger.

         (i) Option Agreement. Concurrently with or immediately after the execution of this Agreement by the parties, the parties shall execute and deliver the Option Agreements.

         (j) Closing. Subject to the terms and conditions hereof (including
SECTION 7.1(C)), the parties hereto shall use their reasonable best efforts to consummate the Closing within 30 days after all conditions to the Closing have been satisfied.

                                 ARTICLE VIII


                      DISCLOSURE OF ADDITIONAL INFORMATION

      8.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their subsidiaries to:

      (a) give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

      (b) furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

      8.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company's and its subsidiaries' Real Property for the purpose of inspecting such property.

      8.3 ENVIRONMENTAL SURVEY. At its option, the Buyer may cause to be conducted Phase I environmental assessments of the Real Property of the Company and its subsidiaries, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Company shall deem necessary or desirable (collectively, the "ENVIRONMENTAL SURVEY"). The Company shall complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within 60 days following completion of all Phase I environmental assessments. Subject to the breach of any representation or warranty contained herein, the costs of the Environmental Survey shall be paid by the Buyer.

      8.4 CONFIDENTIALITY. The parties acknowledge that each of the Buyer and the Company have previously executed two separate agreements (the
"CONFIDENTIALITY AGREEMENTS") dated September 21, 1999 and December 8, 1999 in contemplation of negotiations about the Mergers and agree that such agreements shall continue in full force and effect in accordance with its terms.

      8.5 PUBLICITY. Without the prior consent of the other parties, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other parties hereto with reasonable advance notice of the timing and substance of any such disclosure.

                                  ARTICLE IX


                             CONDITIONS TO CLOSING

      9.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to SECTION 11.4 of this Agreement:

      (a) Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank, nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Mergers, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

      (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Mergers shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the Board of Directors of the Buyer, the Buyer Bank, the Company or the Company Bank hereto would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement. The parties agree that any divestiture of assets or deposits in the aggregate of $100 million or less of the Buyer and the Company and their subsidiaries taken as a whole required as a condition of any such approval shall not enable any other party to terminate this Agreement because a condition described in the paragraph shall not have been satisfied.

      (c) Consents and Approvals. Each Party hereto shall have obtained any and all Consents required for consummation of the Mergers or for the preventing of any Default under any Contract or Permit of such Party, including any Consents listed on the Company's Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate, result in a Material Adverse Effect on such Party.

      (d) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer Parties, threatened by the SEC.

      (e) Approval. The Buyer's shareholders shall have approved this Agreement and the Mergers in accordance with applicable corporate law and the rules of the Nasdaq Stock Market or other applicable Law. The Company's and the Company Bank's shareholders shall have approved this Agreement and the respective Mergers in accordance with applicable corporate law.

      (f) Tax Opinion. On the basis of facts, representations and assumptions that shall be consistent with the state of facts existing at the Closing Date, the Buyer and the Company shall have received an opinion of an acceptable tax advisor reasonably acceptable in form and substance to each of them dated as of the Closing Date, substantially to the effect that, for federal income tax purposes: (i) the Mergers, when consummated in accordance with the terms hereof, will each constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the Buyer, the Buyer Bank, the Company or the Company Bank by reason of the Mergers, (iii) the exchange or cancellation of Company Shares or Company Bank Shares in the Mergers will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of the Company and the Company Bank, (iv) the basis of the Buyer's Stock to be received by a shareholder of the Company will be the same as the basis of the stock of the Company surrendered in connection with the Mergers, and (v) the holding period of the shares of the Buyer's Stock to be received by a shareholder of the Company will include the period during which the shareholder held the Company Shares surrendered in connection with the Mergers, provided that the Company Shares surrendered in connection with the Mergers are held as a capital asset at the Effective Time of such Mergers. Each of the Buyer and the Company shall provide a letter to the tax advisor setting forth the facts, assumptions and representations on which such tax advisor may rely in rendering its opinion.

      (g) Accounting Assurances. The Buyer shall have received assurances from KPMG LLP, in form and substance satisfactory to it, that the Mergers will qualify to be treated as "pooling-of-interests" for accounting purposes. The Buyer also shall have received a letter from Dixon Odom PLLC, in form and substance satisfactory to it to the effect that such accountants are not aware of any fact or circumstance related to the Company or any of its subsidiaries that might cause the Mergers not to qualify for such treatment. Nothing shall have come to the attention of the Buyer or the Company that any event has occurred or that any condition or circumstance exists that makes it likely that the Mergers may not so qualify.

      (h) Blue Sky Approvals. The Buyer shall have received all state securities or "Blue Sky" Permits or other authorizations or confirmations as to the availability of exemptions from "Blue Sky" registration requirements as may be necessary, and no stop orders or proceedings shall be pending, or the Knowledge of the Buyer Parties or the Company Parties, threatened by a state "Blue Sky" administrator to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of the Buyer's Stock in the Holding Company Merger.

      (i) Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer's Stock to be issued to shareholders of the Company in connection with the Holding Company Merger and holders of stock options issued pursuant to the Company Benefit Plans (when issued) to be listed on the Nasdaq National Market System as of the Effective Time.

      9.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY PARTIES. The obligation of the Company Parties to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to SECTION 11.4 of this Agreement:

      (a) All representations and warranties of the Buyer and the Buyer Bank contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer and the Buyer Bank shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) All documents required to have been executed and delivered by the Buyer or the Buyer Bank, on behalf of itself or the Buyer Bank, to the Company Parties at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (c) The Company shall have received from Ferguson & Company a letter, dated not more than five Business Days prior to the Joint Proxy
Statement/Prospectus, that the Merger Consideration is fair, from a financial point of view, to the holders of the Company's Shares.

      (d) The Company Parties shall have received an opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably acceptable to the Company Parties.

      (e) As of the Closing Date, the Company Parties shall have received the following documents with respect to the Buyer and the Buyer Bank:

            (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

            (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iii) a certificate from its Secretary or an Assistant Secretary certifying that its articles of incorporation have not been amended since the date of the certificate described in subsection (i) above and that nothing has occurred since such date that would adversely affect its existence;

            (iv) a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

            (v) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

      (f) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Buyer Stock in exchange for all of the Company Shares and the Company Bank Shares.

      9.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to SECTION 11.4 of this Agreement:

      (a) All representations and warranties of the Company Parties contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company Parties shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

      (b) The Buyer shall have received from Stern, Agee & Leach a letter, dated not more than five Business Days prior to the Joint Proxy
Statement/Prospectus, that the Merger Consideration is fair, from a financial point of view, to the holders of the Buyer's Stock.

      (c) All documents required to have been executed and delivered by the Company, the Company Bank or any third party to the Buyer or the Buyer Bank at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (d) The Buyer shall have received a legal opinion from Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to the Company Parties, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer.

      (e) As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its subsidiaries:

            (i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

            (ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

            (iii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iv) a certificate from its Secretary or an Assistant Secretary certifying that its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence;

            (v) with respect to the Company only, a true and complete copy of the resolutions of its Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

            (vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

                                   ARTICLE X


                                  TERMINATION

      10.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

      (a)   By mutual written consent of the Company and the Buyer;

      (b) By either the Buyer or the Company, if there shall be any law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders, the Company Bank, the Buyer or its shareholders, or the Buyer Bank from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non-appealable;

      (c) By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by June 30, 2000, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

      (d) By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in SECTION 7.3(D)), and has not been waived;

      (e) At any time on or prior to the Closing Date, by the Buyer in writing, if the Company or the Company Bank has, or by the Company, if the Buyer or the Buyer Bank has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date.

      (f) By the Company, if its board of directors determines to terminate this Agreement (and the Mergers) and (i) the Average Closing Price of the Buyer's Stock is less than $16 for the 20-trading day period (the "MEASUREMENT PERIOD") ending three Business Days prior to the latest date to occur of (A) the date on which the last approval from a Regulatory Authority in respect of the Mergers is obtained or (B) the date on which the appropriate approvals in respect of the Mergers of the shareholders of the Buyer or the Company are obtained, and (ii) the percentage (the "BUYER'S STOCK PERCENTAGE CHANGE") by which the Average Closing Price of the Buyer's Stock during the Measurement Period is lower than $18 exceeds by more than 11 percentage points the percentage (the "INDEX PERCENTAGE CHANGE") by which the Average Closing Price of the SNL Index during the Measurement Period is lower than the Average Closing Price of the SNL Index on December 14, 1999. (Examples: If the Average Closing Price of the SNL Index has declined by 5%, the Average Closing Price of the Buyer's Stock during the Measurement Period must be more than 16% lower than $18; if the Average Closing Price of the SNL Index has declined by 10%, the Average Closing Price of the Buyer's Stock during the Measurement Period must be more than 21% lower than $18); provided, however, that in such case the Buyer shall have the right to adjust the Exchange Ratio so that the product of the number of shares of the Buyer's Stock issued for each Company Share multiplied by the Average Closing Price of the Buyer's Stock for the Measurement Period will equal the lesser of (x) $19.9488 (i.e. $16 x 1.2468) and (y) an amount equal to the product of $22.4424 (i.e. $18 x 1.2468), multiplied by the sum of (A) 100 percent, minus (B) the Index Percentage Change, minus (C) 11 percent, in which case the Company shall not have the right to terminate this Agreement and the Merger; provided, further, however, that in the case that the Average Closing Price of the Buyer's Stock during the Measurement Period is below $14.69 per share, but there is no termination right by the Company under the above provisions because the difference between the Buyer's Stock Percentage Change and the Index Percentage Change is 11 percentage points or less, then the Company shall have the right to terminate this Agreement unless the Buyer elects to adjust the Exchange Ratio so that the product of the number of shares of the Buyer's Stock issued for each such Company Share multiplied by the Average Closing Price of the Buyer's Stock during the Measurement Period will equal $18.31549 (i.e. $14.69 x 1.2468).

      For purposes of this subclause (f): "AVERAGE CLOSING PRICE" means with respect to the Buyer's Stock, the average of the daily closing sales price thereof on the Nasdaq National Market System during a specified period and, with respect to the SNL Index for a specified day or during a specified period, the average of the daily closing prices of the stocks contained in such SNL Index on the primary exchange or in the primary market on which each such stock trades, all as reported by The Wall Street Journal; and "SNL INDEX" means the SNL Nationwide Bank Index ($500 million to $1 billion).

      10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to SECTION 10.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

      (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth in the Confidentiality Agreements, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor,
(ii) the provisions set forth in SECTION 8.4 relating to publicity and (iii) the provisions set forth in SECTION 11.1 relating to expenses.

      (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

      (c) The terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

                                  ARTICLE XI


                            MISCELLANEOUS PROVISIONS

      11.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (i) the Buyer shall pay all costs and expenses incurred by it and the Buyer Bank in connection with this Agreement and the Mergers and (ii) the Company Bank shall pay all costs and expenses incurred by it and the Company in connection with this Agreement and the Mergers.

      11.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

      11.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

      11.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company Parties, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party or parties only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 11.4.

      11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one Business Day after sending by a reputable national over-night courier service or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties in the manner provided below:

      (a) Any notice to the Company Parties shall be delivered to the following addresses:

                           First Savings Bancorp, Inc.
                           205 S.E. Broad Street, P.O. Box 1657
                           Southern Pines, North Carolina  28387
                           Attention:    John F. Burns, Chief Executive Officer
                           Telephone:    (910) 692-6222
                           Facsimile:    (910) 692-7501

                           with a copy to:

                           Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
                           230 North Elm Street
                           P.O. Box 26000
                           Greensboro, North Carolina  27420
                           Attention:    Edward C. Winslow III
                           Telephone:    (336) 373-8850
                           Facsimile:    (336) 378-1001

      (b) Any notice to the Buyer or the Buyer Bank shall be delivered to the following addresses:

                           First Bancorp
                           341 North Main Street
                           P. O. Box 508
                           Troy, North Carolina  27371
                           Attention:    James H. Garner
                           Telephone:    (910) 576-2265
                           Facsimile:    (910) 576-0662

                           with a copy to:

                           Robinson, Bradshaw & Hinson, P.A.
                           101 North Tryon Street, Suite 1900
                           Charlotte, North Carolina  28246
                           Attention:    Henry H. Ralston
                           Telephone:    (704) 377-2536
                           Facsimile:    (704) 378-4000

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

      11.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      11.7 SEPARABLE PROVISIONS. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

      11.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

      11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      11.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          COMPANY:

                          FIRST SAVINGS BANCORP, INC.


                          By:      /s/ John F. Burns
                                -----------------------------------------------
                                Name:  John F. Burns
                                Title: President


                          COMPANY BANK:

                          FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB


                          By:      /s/ John F. Burns
                                -----------------------------------------------
                                Name:  John F. Burns
                                Title: President


                          BUYER:

                          FIRST BANCORP


                          By:      /s/ James H. Garner
                                -----------------------------------------------
                                Name:  James  H. Garner
                                Title: President and CEO


                          BUYER BANK:

                          FIRST BANK


                          By:      /s/ James H. Garner
                                -----------------------------------------------
                                Name:  James H. Garner
                                Title: President and CEO